Exhibit 99.1

Harmony Biosciences PREANNOUNCES Record QuarterLY Revenue for Q2 2026, Reaffirms Full-Year 2026 Revenue Guidance, and Announces CFO Transition

WAKIX® Net Revenue Grew 30% Year over Year to a Record of Approximately $261 Million for Q2 2026

Reaffirms 2026 Net Revenue Guidance of $1.0 Billion to $1.04 Billion

Full Q2 2026 Financial Results and Business Updates to be Reported on August 4, 2026

PLYMOUTH MEETING, Pa. — July 16, 2026 — Harmony Biosciences Holdings, Inc. (Nasdaq: HRMY) today announced preliminary, unaudited second quarter 2026 net product revenue for WAKIX® (pitolisant) of approximately $261 million, representing a new quarterly revenue record for the Company and growth of 30% year over year and 21% growth for Q2 over Q1. These results underscore continued strong demand for WAKIX, disciplined commercial execution across the franchise and sustained momentum through the first half of 2026. Based on its first-half performance and current business trends, Harmony is reiterating its full-year 2026 net product revenue guidance of $1.0 billion to $1.04 billion.

“Our record quarterly results reflect the continued strength of the WAKIX franchise and sustained momentum across the business,” said Jeffrey M. Dayno, M.D., President and Chief Executive Officer of Harmony Biosciences. “Demand remains strong, our commercial execution continues to deliver results and, based on our performance through the first half of the year, we remain confident in our ability to achieve full-year net revenue of $1.0 billion to $1.04 billion.”

Harmony also announced that its Chief Financial Officer, Glenn Reicin, has stepped down to pursue other opportunities, effective July 16, 2026. The Company appointed Stephen Mollichella, SVP and Controller, as Interim Principal Financial Officer, ensuring continuity in the Company’s financial leadership as it conducts its search for a permanent CFO. Since joining Harmony in 2021, Mr. Mollichella has played a key role in leading the Company’s financial accounting, reporting, financial systems and controls, and also supporting Harmony’s business development activities. Mr. Reicin’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, and Harmony does not expect this transition to affect its performance or momentum in any way. Harmony thanks Mr. Reicin and wishes him well in his future endeavors.

Harmony will report full second quarter 2026 financial results and provide a business update on August 4, 2026.

About Harmony Biosciences

Harmony Biosciences is a pharmaceutical company dedicated to developing and commercializing innovative therapies for patients with rare neurological diseases who have unmet medical needs. Driven by novel science, visionary thinking, and a commitment to those who feel overlooked, Harmony Biosciences is nurturing a future full of therapeutic possibilities that may enable patients with rare neurological diseases to truly thrive. Established by Paragon Biosciences, LLC, in 2017 and headquartered in Plymouth Meeting, Pa., we believe that when empathy and innovation meet, a better future can begin; a vision evident in the therapeutic innovations we advance, the culture we cultivate, and the community programs we foster. For more information, please visit www.harmonybiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our full year 2026 net product revenue, expectations for the growth and value of WAKIX, and our future results of operations and financial position, business strategy, products, prospective products, product approvals, the plans and objectives of management for future operations and future results of anticipated products. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our commercialization efforts and strategy for WAKIX; the rate and degree of market acceptance and clinical utility of pitolisant in additional indications, if approved, and any other product candidates we may develop or acquire, if approved, including EPX-100, Pitolisant GT and BP-205; our research and development plans, including our plans to explore the therapeutic potential of pitolisant in additional indications; our ongoing and planned clinical trials; our ability to expand the scope of our license agreements with Bioprojet Société Civile de Recherche (“Bioprojet”); the availability of favorable insurance coverage and reimbursement for WAKIX; the timing of, and our ability to obtain, regulatory approvals for pitolisant for other indications as well as any other product candidates; our estimates regarding expenses, future revenue, capital requirements and additional financing needs; our ability to identify, acquire and integrate additional products or product candidates with significant commercial potential that are consistent with our commercial objectives; our commercialization, marketing and manufacturing capabilities and strategy; significant competition in our industry; our intellectual property position; loss or retirement of key members of management; failure to successfully execute our growth strategy, including any delays in our planned future growth; our failure to maintain effective internal controls; the impact of government laws and regulations; volatility and fluctuations in the price of our common stock; the significant costs and required management time as a result of operating as a public company; the fact that the price of Harmony's common stock may be volatile and fluctuate substantially; statements related to our intended share repurchases and repurchase timeframe; and macroeconomic effects and changes in market conditions, including the impact of tariffs, inflation and the risk of recession. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Harmony Biosciences Investor Contact:
Brennan Doyle
484-539-9700
bdoyle@harmonybiosciences.com

Harmony Biosciences Media Contact:
Cate McCanless
202-641-6086
cmccanless@harmonybiosciences.com